Schedule 14C Information

Information Statement Pursuant to
Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

TABATHA I, INC.
(Name of Registrant as Specified in Its Charter)

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[X] No fee required.

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1

TABATHA I, INC.
1117 Herkimer Street
Houston, Texas 77008
__________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On July 22, 2005
12:00 P.M. - Central Time

The Annual Meeting of Shareholders of Tabatha I, Inc., will be held at our office located at 1117 Herkimer Street, Houston, Texas 77008, on July 22, 2005, at 12:00 p.m., Central Time, for the following purposes:

1. Election of Directors. To elect two directors to the Board of Directors.

2.	Name Change To approve an amendment to our Articles of Incorporation to change the name of the company to "Interactive Therapeutics, Inc."

3.
Adoption of the Amended Articles of Incorporation. The Board seeks approval to amend the company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares

4.	Approval of 2005 Stock Option Plan. To approve our 2005 Stock Option Plan.

5.	Ratification of Auditors. To ratify the selection of Lopez, Blevins, Bork & Associates, LLP as our independent accountants for the fiscal year ending March 31, 2006.

6. To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on June 24, 2005 will be entitled to notice of, and to vote at, this meeting.

The Annual Meeting is a business-only meeting. It will not include any presentations by management. Only shareholders of Tabatha I, Inc. may attend the Annual Meeting. Shareholders who own shares registered in their names will be admitted to the meeting upon verification of record share ownership.

By Order of the Board of Directors,

/s/ J. Leonard Ivins
Secretary

Dated: July 1, 2005
Houston, Texas

TABATHA I, INC.
1117 Herkimer Street
Houston, Texas 77008
_______________________

Information Statement
2005 Annual Meeting of Shareholders
July 22, 2005
_______________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board of Directors is providing this information statement for the 2005 Annual Meeting of Shareholders to be held on July 22, 2005 at 12:00 p.m., Central time, at our office located at 1117 Herkimer Street, Houston, Texas 77008, and at any adjournments or postponements of the meeting. This information statement and accompanying notice of Annual Meeting are first being mailed to shareholders on or about July 1, 2005.

This information statement is sent to provide notice to our shareholders of our Annual Meeting. Although, you are welcome to attend the Annual Meeting, we are not requesting that you send us proxies for the meeting. Our current officers and directors hold approximately 82% of our common stock, and have agreed to vote in favor of the nominated directors, in favor of changing our name to Interactive Therapeutics, Inc., in favor of increasing the number of authorized shares of common stock to 500,000,000 shares, in favor of the 2005 Stock Option Plan and in favor of appointing Lopez, Blevins, Bork & Associates, LLP as our independent auditors for the next fiscal year. As such, these proposals are assured passage.

Voting Rights And Costs of Mailing

Our common stock is the only type of security entitled to vote at the Annual Meeting. On June 24, 2005, the record date for determination of shareholders entitled to vote at the Annual Meeting, we had 81,302,500 shares of common stock outstanding. Each shareholder of record on June 24, 2005, is entitled to one vote for each share of common stock held by such shareholder on June 24, 2005. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting. Abstentions and broker non-votes will be treated as shares which are present for purposes of determining the existence of a quorum, but which are not present for purposes of determining whether a proposal has been approved. The term “broker non-vote” refers to shares held by a broker in street name which are present by proxy, but which are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. In the event a broker votes on a routine matter, such vote will count as both present and voted for the purposes of determining whether a proposal has been approved.

Quorum Required

Our Bylaws provide that the holders of one third of our common stock issued and outstanding and entitled to vote and that are present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means the two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal 2. Approval of the amendment to our Articles of Incorporation to change our name to "Interactive Therapeutics, Inc." requires the affirmative vote of holders of 33 1/3% of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

Proposal 3. Approval of the amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares requires the affirmative vote of holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

Proposal 4. Approval of our 2005 Stock Option Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have no effect on the proposal.

Proposal 5. Ratification of the appointment of Lopez, Blevins, Bork & Associates, LLP as our independent accountants for the fiscal year ending March 31, 2006, requires the affirmative vote of a majority of those shares present in person and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have no effect on the proposal.

Costs of Information Statement

We will bear the entire cost of the preparation, assembly, printing and mailing of this information statement. Copies of the information statement will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this material to such beneficial owners. In addition, we may reimburse these persons for their costs of forwarding the material to the beneficial owners.

Election of Directors
(Proposal 1)

At the Annual Meeting, two directors will be elected (constituting the entire Board of Directors). Each director is to hold office until the next Annual Meeting or until a successor is elected and qualified. The persons named below have been nominated by the Board of Directors. Mr. Casey and Mr. Ivins currently serve as directors. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee should become unavailable for election, you may vote for a substitute nominee or the size of the board may be reduced accordingly, however, the board is not aware of any circumstances likely to make any nominee unavailable for election.

Board Nominees

Name	Age		Position
Kevan M. Casey	33		Chairman of the Board
J. Leonard Ivins	[__	]	Chief Executive Officer, Secretary, Treasurer and Director

Kevan M. Casey has served as chairman of the board since February 25, 2005. He is also chairman of the board of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure and chief executive officer and chairman of the board of Unicorp, Inc., an independent oil and gas production company. He and Mr. Tommy Allen founded NetView Technologies, Inc. in December 2001 and Mr. Casey served as its president from its inception. NetView was acquired by eLinear, Inc. in April 2003. In 1998, he founded United Computing Group and United Consulting Group, a value-added retailer and an information technology consulting firm, where he served as president and chief executive officer. In December 1999, United Computing Group and United Consulting Group were acquired by ClearWorks.net, Inc., and Mr. Casey continued as president of the companies until December 2001.

J. Leonard Ivins has served as chief executive officer and a director since February 2005. Mr. Ivins also serves as a director of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure. Since 1995, he has been a private investor. Previously, Mr. Ivins was a founder and co-owner of a privately held company that was an FDIC and RTC contractor. From 1979 to 1981, Mr. Ivins was a turnaround and workout consultant to small, publicly held oil and gas companies. From 1970 to 1975, Mr. Ivins was president of The Woodlands Development Corporation and a director of Mitchell Energy and Development Corp.

Committees of the Board and Attendance

Our board of directors will have, among others, the following committees: an audit committee and a compensation committee. The composition and responsibilities of each committee are described below.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other duties, it:

▪	evaluates our independent auditors’ qualifications, independence and performance;

▪	determines the engagement of the independent auditors;

▪	approves the retention of our independent auditors to perform any proposed permissible non-audit services;

▪	reviews our financial statements;

▪	reviews our critical accounting policies and estimates;

▪	oversees our internal audit function; and

▪	discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements.

We did not have an Audit Committee during the last fiscal year. The members of our audit committee will be Messrs. Ivins, who will be the committee chair, and Casey. Mr. Ivins is our audit committee financial expert.

Compensation Committee

The duties of our compensation committee include:

▪	reviewing and recommending policy relating to compensation and benefits of our officers and employees;

▪	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other senior officers;

▪	evaluating the performance of these officers in light of those goals and objectives; and

▪	setting compensation of these officers based on such evaluations.

We did not have a compensation committee during the last fiscal year. The compensation committee attempts to structure executive compensation to align management with shareholder interests. The key components of compensation involve base salary, bonus and stock options, with an emphasis on long-term, at risk compensation. In reviewing the amount of compensation paid to executive officers, the compensation committee reviews peer companies as an established medium for determining market compensation. The committee reviews this peer group in determining base salary, bonuses and total cash compensation for all of our executive officers.

The compensation committee also administers the issuance of stock options and other awards under our stock incentive plans. The members of our compensation committee will be Messrs. Casey, who will be the committee chair, and Ivins.

We held one board meeting during the last fiscal year.

Director Compensation

Directors who are also employees do not receive any compensation for serving as directors and directors who are not employees do not receive any compensation for serving as directors. All directors are reimbursed for ordinary and necessary expenses incurred in attending any meeting of the board of directors or any board committee or otherwise incurred in their capacities as directors.

The Board of Directors recommends a vote “FOR” election of both nominees to our Board of Directors.

Approval Of Name Change
(Proposal 2)

Our Board of Directors proposes that you approve the amendment of our Articles of Incorporation to change our name from Tabatha I, Inc. to Interactive Therapeutics, Inc.

Our Board of Directors believes the new name better represents our new business strategy as a development stage biopharmaceutical company with a primary focus on developing products to treat cancer, infectious diseases and other medical conditions associated with compromised immune systems.

If the proposed amendment is approved by the shareholders, Article One of our Articles will be amended to read as follows: "The name of the Corporation is Interactive Therapeutics, Inc."

The Board of Directors recommends a vote “FOR” the amendment to the Articles of Incorporation to change our name to Interactive Therapeutics, Inc.

Approval Of Amendment To Certificate Of Incorporation
(Proposal 3)

The Board of Directors has determined that it is in the best interests of the company and its shareholders to amend its Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 shares. The Board of Directors believes that it is in the best interests of the company and its shareholders to increase the number of authorized but unissued shares of common stock in order to have additional shares available to meet future business needs as they arise. As of June 24, 2005, 81,302,500 shares of common stock were outstanding. In addition, we have reserved up to approximately an aggregate of 6,000,000 shares of common stock for issuance pursuant to our 2005 Stock Option Plan (which is being voted on at the current meeting; See Proposal 4). Among other things, the increase will make available shares of common stock for future activities that are consistent with our growth strategy, including, without limitation, completing financings, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. We have no current plans to issue any of the additional authorized shares.

Possible Effects of the Proposed Amendment

If the shareholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of common stock without further vote of the shareholders, except as provided under Colorado corporate law. Current holders of common stock have no preemptive rights, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their current ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and, depending upon the price paid for such additional shares, could result in dilution to our current shareholders.

The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the company. For example, the substantial increase in the number of authorized shares of common stock could help management frustrate efforts of shareholders seeking to remove management and could have the effect of limiting shareholders participation in transactions such as mergers or tender offers, regardless of whether those transactions are favored by incumbent management. In addition, if the Amendment is approved, the Board of Directors will have the ability to issue shares privately in transactions that could frustrate proposed mergers, tender offers or other transactions, even if those transactions are at substantial market premiums and are favored by a majority of the independent shareholders. Such an issuance of shares of common stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the company. Although we have no current plans to issue any of the additional authorized shares of common stock for such purposes, if the shareholders approve the Amendment, more capital stock will be available for such purposes than is currently available.

The Board of Directors recommends a vote “FOR” the amendment to the Certificate of Incorporation to increase our number of authorized common shares to 500,000,000.

Approval Of The 2005 Stock Option Plan
(Proposal 4)

On May 25, 2005, the Board of Directors adopted the 2005 Stock Option Plan (the “Plan”), which allows for the issuance of up to 6,000,000 stock options to directors, executive officers, employees and consultants of the company who are contributing to our success. In order to remain fully effective, the Plan must be approved by the shareholders prior to May 25, 2006. None of the options granted pursuant to the Plan may be exercised unless and until the Plan is approved by the shareholders. As of July 1, 2005, there were no incentive stock options or nonqualified stock options granted pursuant to the Plan.

The purposes of the Plan are to advance the best interest of our shareholders and to attract, retain and motivate key employees and persons affiliated with us, and provide such persons with additional incentive to further the business, promote the long-term financial success and increase shareholder value by increasing their proprietary interest in our success. The Board of Directors believes the Plan will fulfill these purposes and that the availability of equity incentives under the Plan will be a significant factor in our ability to attract and retain key management personnel who share primary responsibility for our management and growth.

The following is a summary of the principal features of the Plan, and does not purport to be a complete description of the Plan. A complete copy of the Plan is attached as Exhibit A.

Eligibility. The Plan is open to key employees, officers, directors and consultants of the company and its affiliates. As of July 1, 2005, we had one employee which was eligible for participation in the Plan.

Changes in the Company's Capital Structure. The Plan will not affect our right to authorize adjustments, recapitalizations, reorganizations or other changes in our capital structure. In the event of an adjustment, recapitalization or reorganization, the award shall be adjusted accordingly. In the event of a merger, consolidation or liquidation, the eligible person will be eligible to receive a like number of shares of stock in the new entity that he or she would have been entitled to if, immediately prior to the merger, he or she had exercised his or her option. In the event of a merger, consolidation or liquidation, all outstanding options may be canceled by the Board of Directors upon written notice to the eligible person and by granting a period in which the options may be exercised.

Options and Option price. We may grant incentive or nonqualified stock options. The exercise price of incentive options shall not be less than the fair market value on the date of grant. The exercise price for incentive options for 10% or more shareholders shall be not less than 110% of fair market value. The exercise price of nonqualified options shall be determined by the Board.

Duration. No option may be exercisable after the period of ten years. In the case of a 10% or more shareholder, no incentive option may be exercisable after the expiration of five years.

Amount exercisable. In the event an eligible person exercises incentive options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered nonqualified stock options.

Exercise of Options. Options may be exercised by written notice to the Compensation Committee with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the company for an amount equal to the option price of the shares; or, if approved in advance by the Compensation Committee (b) stock at its fair market value on the date of exercise; (c) an election to make a cashless exercise through a registered broker-dealer; (d) an election to have shares of stock, which otherwise would be issued on exercise, withheld in payment of the exercise price; or (e) any other form of payment which is acceptable to the Compensation Committee.

Stock appreciation rights or SARs. SARs may be included in each option granted under the Plan. A SAR permits the recipient to surrender that option, or a portion of the part which is exercisable, and receive in exchange an amount equal to the excess of the fair market value of the stock covered by the option, over the exercise price of the stock.

Termination of Options or SARs. Unless expressly provided in the option or SAR agreement, options or SARs shall terminate three months after an employee’s severance of employment with the company other than by death or disability. Unless the option or SAR expires sooner, the option or SAR will expire one year after the death or disability of the eligible person.

Restricted Stock Awards. The Board may issue shares of stock to an eligible person subject to the terms of a restricted stock agreement. The restricted stock may be issued for no payment by the eligible person or for payment below the fair market value on the date of grant. Restricted stock shall be subject to restrictions as to sale, transfer, alienation, pledge, or other encumbrance and generally will be subject to vesting over a period of time specified in the restricted stock agreement. The Board shall determine the period of vesting, the number of shares, the price, if any, of stock included in a restricted stock award, and the other terms and provisions which are included in a restricted stock agreement.

Amendment or Termination of the Plan. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no amendment that would increase the number of shares of stock that may be issued under the Plan, or withdraw the administration of the Plan from the Board or Compensation Committee, shall be made without the approval of our shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding incentive option as in the opinion of counsel for the company may be necessary or appropriate from time to time to enable any incentive option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

Federal Tax Consequences. The following is a brief summary of the tax consequences of the grant and exercise of stock options under the federal income tax laws. This summary does not, among other things, purport to describe state or local tax consequences or to describe all federal income tax consequences.

Incentive Stock Options and Nonqualified Options. Recipients of incentive options generally are not subject to income tax at the time the option is granted or exercised. However, upon the exercise of any incentive option, any excess of the fair market value of shares received over the exercise price may be subject to the alternative minimum tax. Upon disposition of any shares obtained through the exercise of an incentive option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price, provided that the participant has held the shares for at least one year from the date the incentive option was exercised and at least two years from the date the incentive option was granted. If the participant disposes of the shares within that time period (a “Disqualifying Disposition”), the participant will recognize ordinary income to the extent of the difference between the exercise price and the lesser of the fair market value on the date the incentive option is exercised or the amount realized on the Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period the shares were held by the participant. We are not entitled to any tax deduction upon either the exercise of any incentive option or upon any subsequent disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income pursuant to a Disqualifying Disposition.

A participant receiving nonqualified options does not generally recognize income at the time the option is granted. However, when the option is exercised, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price. We receive a tax deduction equal to the amount of ordinary income recognized by the participant. The participant’s basis in the shares is equal to the exercise price plus any recognized ordinary income.

Equity Compensation Plan Information

We do not currently have any equity compensation plans except for the 2005 Stock Option Plan which is included in this Information Statement.

The Board of Directors recommends a vote “FOR” approval of the 2005 Stock Option Plan.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal 5)

The Board of Directors would like the shareholders to ratify the appointment of Lopez, Blevins, Bork & Associates, LLP (“LBB”), as independent auditors for the company for the fiscal year ending March 31, 2006. The engagement of LBB for audit services has been approved by the Board of Directors.

In the event the shareholders do not ratify the appointment of LBB as independent auditors for the fiscal year ending March 31, 2006, the Board of Directors will consider the adverse vote as direction to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the current fiscal year will be permitted to stand unless the Board finds other good reason for making a change.

A representative of LBB, our principal accountants for the current fiscal year and the most recently completed fiscal year, is not expected to be present at the Annual Meeting, and will not have the opportunity to make a statement and will be not available to respond to appropriate questions.

Audit Fees

Effective with the merger between us and Zigen, Inc. we changed our fiscal year end to March 31. The aggregate fees billed by LBB for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2005, was $[_____]. In addition, LBB billed Zigen, Inc., our wholly-owned subsidiary, $3,000 for the audit of its financial statements as of February 28, 2005. Child, Sullivan & Company (“Child Sullivan”) performed the reviews of our quarterly reports on Form 10-QSB for the fiscal quarters ended September 30 and December 31, 2004 and the aggregate fees billed by Child Sullivan for professional services for those reviews was approximately $[______]. Comiskey & Co. (“Comiskey”) performed the audit of our financial statements for the fiscal year ended June 30, 2004 and the quarterly reviews on Form 10-QSB during that fiscal year. The aggregate fees billed by Comiskey for those professional services were approximately $2,577.

Financial Information Systems Design and Implementation Fees

Neither LBB, Child Sullivan nor Comiskey rendered professional services to us for information technology services relating to financial information systems design and implementation for the fiscal years ended March 31, 2005 or June 30, 2004.

All Other Fees

Other than the services described above under “Audit Fees,” for the fiscal years ended March 31, 2005 and June 30, 2004, neither LBB, Child Sullivan nor Comiskey received any other fees.

Audit Committee Pre-Approval Policies and Procedures

The 2005 and 2004 audit services provided by LBB and Comiskey were approved by our Board of Directors. The Board of Directors implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Board of Directors pre-approves both the type of services to be provided by our independent accountants and the estimated fees related to these services. During the approval process, the Board of Directors considers the impact of the types of services and related fees on the independence of the auditor. These services and fees deemed compatible with the maintenance of the auditor’s independence, including compliance with the SEC rules and regulations.

Throughout the year, the Board of Directors reviews revisions to the estimates of audit and non-audit fees initially approved.

Change in Independent Accountant

Child, Sullivan & Company (“Child Sullivan”) was dismissed on June 9, 2005 as our independent auditors. Child Sullivan has not prepared an audit report on our company.

During the subsequent interim periods to our fiscal year ended June 30, 2004, through the date of dismissal, there were no disagreements with Child Sullivan on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Child Sullivan would have caused Child Sullivan to make reference to the matter in their report. We have requested Child Sullivan to furnish us a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 10, 2005 is filed as Exhibit 16.1 to our Form 8-K filed on June 13, 2005, with the Commission. Lopez, Blevins, Bork & Associates, L.L.P. was engaged on June 10, 2005 as our principal accountant to audit our financial statements for the fiscal year ended March 31, 2005. The decision to change accountants was approved by our Board of Directors.

On or about September 30, 2004, we advised Comiskey & Co. that it had been dismissed and would not be appointed as our auditors for the fiscal year ending June 30, 2005.

The reports of Comiskey, for the fiscal years ended June 30, 2000, 2001, 2002, 2003 and 2004, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

During our fiscal years ended June 30, 2000, 2001, 2002, 2003 and 2004, and from July 1, 2004 to the date of dismissal, there were no disagreements with Comiskey on any matter of accounting principles or practices, financial disclosures or auditing scope or procedure. There were no reportable events, as described in Item 304 (a) (1) (v) of Regulation S-K, during our fiscal years ended June 30, 2000, 2001, 2002, 2003, and 2004, and from July 1, 2004 to the date of dismissal.

On September 30, 2004, the Board of Directors appointed Child, Sullivan & Company as our independent auditors beginning with the period ending September 30, 2004. Prior to the engagement of Child Sullivan, neither the company nor anyone on the company’s behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the company’s financial statements or as to any matter that was either a subject of a disagreement with the previous independent auditor or was a reportable event.

We have requested Lopez, Blevins, Bork & Associates, LLP to review the disclosure in our report on Form 8-K and provided LBB opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of the company’s expression of our views, or the respects in which LBB does not agree with the statements made by us in the report. LBB has advised us that no such letter need be issued.

The Board of Directors unanimously recommends you vote “FOR” the ratification of the appointment of Lopez, Blevins, Bork & Associates, LLP as independent auditors for the fiscal year ending March 31, 2006.

Security Ownership of Certain Beneficial Owners and Management

We have 81,302,500 shares of common stock issued and outstanding as of the date hereof. The following table sets forth, as of such date, information with respect to shares beneficially owned by:

▪	each person who is known by the Company to be the beneficial owner of more than 5% of our outstanding shares of common stock;

▪	each of our directors;

▪	each of our named executive officers; and

▪	all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person’s actual voting power.

    To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Silver Star Holdings Trust (1)	66,430,000	81.7%
J. Leonard Ivins, CEO and Director (2)	--	--
Directors and Executive Officers as a Group (2 persons)	66,430,000	81.7%
Carl A. Chase (3)	6,570,000	8.1%

(1)
Mr. Kevan Casey exercises voting and dispositive power of all shares beneficially owned by Silver Star Holdings Trust. Mr. Casey’s business address is 2901 West Sam Houston Parkway, Suite E-300, Houston, Texas 77043.

(2)	Mr. Ivins’ business address is 2036 Brentwood Drive, Houston, Texas 77019
(3)	Mr. Chase’s business address is 1117 Herkimer Street, Houston, Texas 77008

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the SEC. Based solely on the reports received by us and on written representations from certain reporting persons, we believe that the directors, executive officers and greater than ten percent beneficial owners have complied with all applicable filing requirements.

Compensation of Executive Officers

During the last three fiscal years, we did not provide compensation to any executive officer nor did we have any compensatory plans in effect for stock options.

Shareholder Proposals for 2004 Annual Meeting

Under Rule 14a-8 of the Exchange Act, proposals that shareholders intend to have included in our information statement or proxy statement and form of proxy, if applicable, for our next annual meeting must be received no later than [_________], 2006. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the information statement or proxy statement but seeking to have the proposal considered at our next annual meeting, such shareholder must provide written notice of such proposal to our Secretary at our principal executive offices by [______], 2006. With respect to a proposal not to be included in the information statement or proxy statement, in the event notice is not timely given, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, if the proposal is considered at our next annual meeting, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of our Bylaws.

Annual Report

We have provided a copy of our Annual Report on Form 10-KSB with this information statement. We will provide exhibits to the Annual Report on Form 10-KSB upon request. Please send any such requests to Tabatha I, Inc., 1117 Herkimer Street, Houston, Texas 77008, Attention: Secretary.

Other Matters

The Board knows of no other business to come before the Annual Meeting.

By Order of the Board of Directors

/s/ J. Leonard Ivins
Secretary
Houston, Texas
July 1, 2005

1

EXHIBIT A

Tabatha I, Inc.
2005 Stock Option Plan

ARTICLE I - PLAN

1.1 Purpose. This Plan is a plan for key employees, officers, directors, and consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

1.2  Rule 16b-3 Plan. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and therefore the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Board of Directors may amend the Plan from time to time, as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

1.3  Effective Date of Plan. The Plan shall be effective August [__], 2005 (the “Effective Date”), provided that the Plan shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders’ meeting within one year of such date. No Incentive Option, Nonqualified Option, Stock Appreciation Right, or Restricted Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

ARTICLE II - DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1  “Affiliate” means any subsidiary corporation. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.2  “Award” means each of the following granted under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, or Restricted Stock Award.

2.3  “Board of Directors” means the board of directors of the Company.

2.4  “Code” means the Internal Revenue Code of 1986, as amended.

2.5  “Committee” means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors or the entire Board of Directors. It is intended that the Committee shall be comprised solely of at least two members who are both Non-Employee Directors and Outside Directors; provided, however, that until such time as two such Directors are available to serve in such roles, the failure to meet this requirement shall not effect the validity of any grants under this Plan.

2.6  “Company” means Tabatha I, Inc., a Colorado corporation.

2.7  “Consultant” means any person, including an advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

2.8  “Non-Employee Director” means that term as defined in Rule 16b-3 under the 1934 Act.

2.9  “Eligible Persons” shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) Employees and all other key personnel, including officers and directors, of the Company or Affiliate, or (ii) Consultants or independent contractors who provide valuable services to the Company or Affiliate as determined by the Committee.

2.10  “Employee” means a person employed by the Company or any Affiliate to whom an Award is granted.

2.11  “Fair Market Value” of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ; or (c) if the Stock is not listed on the NASDAQ, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in good faith.

2.12  “Incentive Option” means an option to purchase Stock granted under this Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.

2.13  “Nonqualified Option” means an option to purchase Stock granted under this Plan other than an Incentive Option.

2.14  “Option” means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

2.15  “Option Agreement” means the written agreement by and between the Company and an Eligible Person, which sets out the terms of an Option.

2.16  “Outside Director” shall mean a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.

  2.17  “Plan” means the Tabatha I, Inc. 2005 Stock Option Plan, as set out in this document and as it may be amended from time to time.

  2.18  “Plan Year” means the Company’s fiscal year.

  2.19  “Restricted Stock” means Stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to this Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

  2.20  “Restricted Stock Agreement” means an agreement between the Company or any Affiliate and the Eligible Person pursuant to which the Eligible Person receives a Restricted Stock Award subject to this Plan.

  2.21  “Restricted Stock Award” means an Award of Restricted Stock.

  2.22  “Restricted Stock Purchase Price” means the purchase price, if any, per share of Restricted Stock subject to an Award. The Committee shall determine the Restricted Stock Purchase Price. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

   2.23  “Stock” means the common stock of the Company, $.001 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

  2.24  “Stock Appreciation Right” and “SAR” means the right to receive the difference between the Fair Market Value of a share of Stock on the grant date and the Fair Market Value of the share of Stock on the exercise date.

2.25  “10% Stockholder” means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

ARTICLE III - ELIGIBILITY

The individuals who shall be eligible to receive Awards shall be those Eligible Persons of the Company or any of its Affiliates as the Committee shall determine from time to time. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.

ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

      4.1  Authority to Grant Awards. The Committee may grant to those Eligible Persons of the Company or any of its Affiliates, as it shall from time to time determine, Awards under the terms and conditions of this Plan. The Committee shall determine subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Eligible Person.

      4.2  Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be six million (6,000,000) shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

      4.3  Non-transferability. Awards shall not be transferable by the Eligible Person otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Eligible Person’s lifetime, only by him. Restricted Stock shall be purchased by and/or become vested under a Restricted Stock Agreement during the Eligible Person’s lifetime, only by him. Any attempt to transfer an Award other than under the terms of the Plan and the Agreement shall terminate the Award and all rights of the Eligible Person to that Award.

4.4  Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Eligible Person or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

      4.5  Changes in the Company’s Capital Structure.

  (a)  The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

  (b)  If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan (each of the foregoing referred to as a “Corporate Transaction”):

(i)  Subject to the provisions of clause (ii) below, in the event of such a Corporate Transaction, any unexercised Options shall automatically accelerate so that they shall, immediately prior to the specified effective date for the Corporate Transaction become 100% vested and exercisable; provided, however, that any unexercised Options shall not accelerate, as described above, if and to the extent such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. Whether or not any unexercised Option is assumed or replaced shall be determined by the Company and the Successor Corporation in connection with the Corporate Transaction. The Board of Directors shall make the determination of what constitutes a comparable award to the unexercised Option, and its determination shall be conclusive and binding. The unexercised Option shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

(ii)  All outstanding Options may be canceled by the Board of Directors as of the effective date of any Corporate Transaction, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the Corporate Transaction and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

  (c)  In each situation described in this Section 4.5, the Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

(d)  The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

4.6  Election under Section 83(b) of the Code. No Eligible Person shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Eligible Person doing so shall forfeit all Awards issued to him under this Plan.

ARTICLE V - OPTIONS AND STOCK APPRECIATION RIGHTS

    5.1  Type of Option. The Committee shall specify at the time of grant whether a given Option shall constitute an Incentive Option or a Nonqualified Option. Incentive Stock Options may only be granted to Employees.

5.2  Option Price. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the par value of the shares of Stock on the date the Option is granted.

5.3  Duration of Options and SARS. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date the Option or SAR is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five (5) years from the date the Incentive Option is granted.

5.4  Amount Exercisable -- Incentive Options. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the portion in excess of $100,000 of the Incentive Option shall be treated as a Nonqualified Option. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

5.5  Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

  (a)  cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares;

(b)  stock at its Fair Market Value on the date of exercise (if approved in advance in writing by the Committee);
(c)  an election to make a cashless exercise through a registered broker-dealer (if approved in advance in writing by the Committee);

(d) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance in writing by the Committee); and/or

(e)  any other form of payment which is acceptable to the Committee.

As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person’s name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

Whenever an Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provides the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

5.6  Stock Appreciation Rights. All Eligible Persons shall be eligible to receive Stock Appreciation Rights. The Committee shall determine the SAR to be awarded from time to time to any Eligible Person. The grant of a SAR to be awarded from time to time shall neither entitle such person to, nor disqualify such person from, participation in any other grant of awards by the Company, whether under this Plan or any other plan of the Company. If granted as a stand-alone SAR Award, the terms of the Award shall be provided in a Stock Appreciation Rights Agreement.

5.7  Stock Appreciation Rights in Tandem with Options. Stock Appreciation Rights may, at the discretion of the Committee, be included in each Option granted under the Plan to permit the holder of an Option to surrender that Option, or a portion of the part which is then exercisable, and receive in exchange, upon the conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option, or the portion of it that was surrendered, determined as of the date of surrender, over the aggregate exercise price of the Stock. In the event of the surrender of an Option, or a portion of it, to exercise the Stock Appreciation Rights, the shares represented by the Option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each Stock Appreciation Right issued in tandem with an Option (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of Stock at the time the Stock Appreciation Right is exercised, (c) is transferable only when the underlying Option is transferable, and under the same conditions, and (d) may be exercised only when the underlying Option is eligible to be exercised.

5.8  Conditions of Stock Appreciation Rights. All Stock Appreciation Rights shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including by way of illustration but not by way of limitation, restrictions on transferability, requirement of continued employment, individual performance, financial performance of the Company, or payment of any applicable employment or withholding taxes.

5.9  Payment of Stock Appreciation Rights. The amount of payment to which the Eligible Person who reserves an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any by which the Fair Market Value of the specified shares of Stock on the exercise date exceeds the Fair Market Value of the specified shares of Stock on the date of grant of the SAR. The SAR shall be paid in either cash or Stock, as determined in the discretion of the Committee as set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of Stock on the exercise date of such SAR.

5.10  Exercise on Termination of Employment. Unless it is expressly provided otherwise in the Option or SAR agreement, Options and SAR’s granted to Employees shall terminate three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death, retirement under the then established rules of the Company, or severance for disability. The Committee shall determine whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee at that time.

5.11  Death. If, before the expiration of an Option or SAR, the Eligible Person, whether in the employ of the Company or after he has retired or was severed for disability, or otherwise dies, the Option or SAR shall continue until the earlier of the Option’s or SAR’s expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option or SAR agreement. After the death of the Eligible Person, his executors, administrators, or any persons to whom his Option or SAR may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option’s or SAR’s expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option or SAR’s agreement.

5.12  Retirement. Unless it is expressly provided otherwise in the Option or SAR Agreement, before the expiration of an Option or SAR, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Option or SAR shall continue until the earlier of the Option’s or SAR’s expiration date or six months following the date of his retirement, unless it is expressly provided otherwise in the Option or SAR agreement.

5.13  Disability. If, before the expiration of an Option or SAR, the Employee shall be severed from the employ of the Company for disability, the Option or SAR shall terminate on the earlier of the Option’s or SAR’s expiration date or one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option or SAR agreement.

5.14  Substitution Options. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

5.15  No Rights as Stockholder. No Eligible Person shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

ARTICLE VI - AWARDS

6.1  Restricted Stock Awards. The Committee may issue shares of Stock to an Eligible Person subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Eligible Person or for a payment below the Fair Market Value on the date of grant. Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

6.2	Restrictions. Restricted Stock shall be subject to the terms and conditions as determined by the Committee, including without limitation, any or all of the following:

(a)  a prohibition against the sale, transfer, alienation, pledge, or other encumbrance of the shares of Restricted Stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability, or retirement of the holder of such shares, or otherwise);

(b)  a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person’s employment during any period in which the shares remain subject to restrictions;

(c)  a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder’s dissemination of any secret or confidential information belonging to the Company or an Affiliate;

(d)  unless stated otherwise in the Restricted Stock Agreement, (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Eligible Person or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Agreement.

6.3  Stock Certificate. Shares of Restricted Stock shall be registered in the name of the Eligible Person receiving the Restricted Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

“The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the Tabatha I, Inc., 2004 Stock Option Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.”

6.4  Rights as Stockholder. Subject to the terms and conditions of the Plan and unless otherwise provided in the Restricted Stock Award agreement, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.
6.5  Lapse of Restrictions. At the end of the time period during which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Person or to the Eligible Person’s legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

6.6 Restriction Period. No Restricted Stock Award may provide for restrictions continuing beyond ten (10) years from the date of grant.

ARTICLE VII - ADMINISTRATION

The Committee shall administer the Plan. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options, which are designated to be Incentive Options, to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a)  determine the Eligible Persons to whom and the time or times at which Options or Awards will be made;

  (b)  determine the number of shares and the purchase price of Stock covered in each Option or Award, subject to the terms of the Plan;

(c)  determine the terms, provisions, and conditions of each Option and Award, which need not be identical;

(d)  accelerate the time at which any outstanding Option or SAR may be exercised, or Restricted Stock Award will vest;

(e)  define the effect, if any, on an Option or Award of the death, disability, retirement, or termination of employment of the Employee;

(f)  prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

(g)  make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE VIII - AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company’s stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s stockholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE IX - MISCELLANEOUS

9.1  No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Eligible Person under this Plan. All Eligible Persons shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

9.2  No Employment Obligation. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Eligible Person. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

9.3  Forfeiture. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial, or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person’s ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

The decision of the Committee as to the cause of an Employee’s discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person’s competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

9.4  Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Eligible Person any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, or lapse of restrictions on Restricted Stock. In the alternative, the Company may require the Eligible Person (or other person exercising the Option, SAR or receiving the Stock) to pay the sum directly to the employer corporation. If the Eligible Person (or other person exercising the Option or SAR or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Eligible Person of the existence of the tax or the amount which the employer corporation will be required to withhold.

9.5  Written Agreement.  Each Option and Award shall be embodied in a written agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Eligible Person and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Eligible Person, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

9.6  Indemnification of the Committee and the Board of Directors. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments, and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

9.7  Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

9.8  Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

9.9  Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

      9.10  Other Options or Awards. The grant of an Option or Award shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

      9.11  Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.